Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Bexil Corporation (the "Company") certifies that the Annual Report on Form 10-KSB of the Company of the fiscal year ended December 31, 2004 fully complies with the requirements of
Section 13(a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 20, 2005
/s/ Thomas B. Winmill
Thomas B. Winmill
Chief Executive Officer and President


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Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Bexil Corporation (the "Company") certifies that the Annual Report on Form 10-KSB of the Company of the fiscal year ended December 31, 2004 fully complies with the requirements of
Section 13(a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 20, 2005
/s/ William G. Vohrer
William G. Vohrer
Chief Financial Officer, Treasurer, Chief Accounting Officer